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                                                                    Exhibit 8.1

                         [McGUIREWOODS LLP LETTERHEAD]
                                 July 23, 2001

Circuit City Stores, Inc.
9950 Mayland Drive
Richmond, VA 23233

                   Circuit City Stores, Inc. (the "Company")
                      Registration Statement on Form S-3
                          Registration No. 333-62962

Ladies and Gentlemen:

   You have requested our opinion regarding the material federal income tax consequences of the offer and sale by the Company of Circuit City Stores, Inc.--CarMax Group Common Stock, par value $.50 per share (the "CarMax Group Stock"), as more fully described in the Company's Registration Statement on Form S-3 (No. 333-62962) filed with the Securities and Exchange Commission (the "Registration Statement") and the prospectus included in the Registration Statement with respect to the offer and sale of the CarMax Group Stock. Terms not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

   The opinion set forth herein is based upon our review of the Registration Statement and such other documents as we have deemed necessary, and is subject to the same qualifications and limitations described in the Registration Statement. In rendering this opinion, we have assumed that the description and terms of the CarMax Group Stock are accurately set forth in the Registration Statement and that all events occur as contemplated therein.

   Based on the foregoing and subject to the other qualifications and limitations set forth herein, it is our opinion that the shares of CarMax Group Stock will be considered common stock of the Company for United States federal income tax purposes.

   The foregoing opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder and interpretations of each by the courts and the Internal Revenue Service, all as they exist as of the date of this letter and all of which are subject to change at any time, possibly with retroactive effect. In this regard, we note that Congress could enact legislation (including legislation similar to that proposed previously by the Clinton Administration in its Budget Proposals for 1999 and 2000) affecting the treatment of stock with characteristics similar to the CarMax Group Stock, or the Treasury Department could issue regulations or other guidance that change current law, including regulations pursuant to its broad authority under Section 337(d) of the Internal Revenue Code. Any future legislation or regulations (or other guidance) could adversely affect the foregoing opinion.

   Our opinion as expressed herein is not binding on the Internal Revenue Service or the courts and merely represents our best judgment based upon existing authorities and the qualifications and assumptions noted above. Thus, no assurance can be given that the Internal Revenue Service will not take a position contrary to the opinion stated herein or that a court would not uphold such a contrary position, potentially with adverse tax consequences. In fact, the U.S. federal income tax treatment of tracking stock such as the CarMax Group Stock has not been authoritatively settled. No court decisions or other existing authorities directly address the federal income tax classification of an instrument that has certain voting and liquidation rights in an issuing corporation but the dividend rights of which are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, including assets held by a subsidiary. Moreover, the current policy of the Internal Revenue Service is to refuse to issue private letter rulings as to the federal income tax consequences of stock such as the CarMax Group
Stock.
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   Our opinion is limited to the tax matters specifically addressed herein and speaks as of the date hereof. We have not been asked to address, and our opinion does not address, any legal or tax matters not specifically covered by the foregoing, including, without limitation, any state, local, or foreign tax consequences arising upon or resulting from the issuance, ownership, and sale of the CarMax Group Stock.

   We undertake no obligation to update this opinion in the event there is either a change in the legal authorities or facts upon which this opinion is based, or an inaccuracy in any of the representations upon which we have relied in rendering this opinion, even though such a change or inaccuracy may affect the conclusions set forth herein.

   We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to references to us under the heading "United States Federal Income Tax Consequences" in the prospectus that is part of the Registration Statement, and in any amendment or supplement to the prospectus, and any related registration statements filed pursuant to Rule 462(b) under the Act. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ McGuireWoods LLP

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